Exhibit 99.3

From: Bern McPheely <bernmcpheely@gmail.com>

Date: May 17, 2013, 4:06:53 PM EDT

To: Mike McMahon <mmcmahon@sciodiamond.com>, Edward Adams

<edwardsadams@yahoo.com>, Theo Strous <tstrous@yahoo.com>,

<bob_linar@hotmail.com>, Michael Monahan <michaelrmonahan@yahoo.com>

Subject: Resignation

Mike and Ed,

Although my resignation letter was dated Monday May 13, the intent of my resignation was to be effective Tuesday May 14 upon deilvery.

Bern McPheely